EXHIBIT 10.47
FIFTH AMENDING AGREEMENT (this “Agreement”) dated as of December 21, 2007

BETWEEN:	ABITIBI-CONSOLIDATED INC.,

(“ACI”)

AND:	ABITIBI-CONSOLIDATED COMPANY OF CANADA,

(“ACCC”)

(ACI and ACCC are hereinafter collectively referred to as the “Borrowers”)

AND:	THE LENDERS PARTY TO THE CREDIT AGREEMENT REFERRED TO BELOW,

(collectively, the “Lenders”)

AND:	CANADIAN IMPERIAL BANK OF COMMERCE,

(the “Agent”)
Recitals
A.	The Borrowers, the Agent, and the Lenders are parties to a credit agreement dated as of October 3, 2005 (as amended as of September 28, 2006, November 26, 2006 and July 17, 2007 and August 14, 2007, the “Credit Agreement”) pursuant to which the Lenders have agreed to make available to the Borrowers Facilities in an aggregate principal amount of up to $710,000,000;

B.	The Lenders provided to the Borrowers certain waivers to the provisions of the Credit Agreement pursuant to the terms of the Third Amending Agreement dated as of July 16, 2007 (the “Third Amending Agreement”);

C.	In connection with the decision of the Borrowers to fulfill the conditions precedent to the availability of Facility B, on November 22, 2007 ACI designated Abitibi Consolidated Sales Corporation (“ACSC”) as a Designated Subsidiary under the Credit Agreement;

D.	Pursuant to a Borrowers’ request dated as of December 13, 2007 (the “December Request”), the Lenders have been requested to (i) consent to an extension of the completion date of the reorganization described in the Third Amending Agreement from December 31, 2007 (as provided in the Third Amending Agreement) to March 31, 2008, (ii) consent to an extension of the delivery date of the Phase I environmental review for the Thorold Mill from December 30, 2007 (as provided in the Third Amending Agreement) to March 31, 2008, (iii) consider ACSC as a Designated Subsidiary under the Credit Agreement despite the fact that in the future it may cease to be a wholly-owned Subsidiary to ACI and, (iv) amend Section 2.2(b) of the Credit Agreement in order to remove the requirement that Borrowings may be obtained under Facility B only to the extent that Facility A is fully used at the time of such Borrowing.

E.	The Majority Lenders are willing to provide the waivers and amendments described in the December Request, provided however that, upon termination of Facility B, the parties be placed in the same position as if Section 2.2(b) of the Credit Agreement had not been amended and, accordingly, that outstanding Borrowings under Facility B be converted in Borrowings under Facility A (up to the then unused amount thereof).

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
1.	Interpretation
1.1	Capitalized terms used herein and defined in the Credit Agreement (as amended) have the meanings ascribed to them in the Credit Agreement unless otherwise defined herein.

1.2	Any reference to the Credit Agreement in any Credit Document (including any Security Document) refers to the Credit Agreement as amended hereby.
2.	Waivers to Third Amendment
2.1	Section 2.3(a) of the Third Amending Agreement is amended by replacing “December 31, 2007” by “March 31, 2008”.

2.2	Section 3.3(i) of the Third Amending Agreement is amended by replacing “December 30, 2007” by “March 31, 2008”.
3.	Waivers to Credit Agreement
3.1	The Lenders hereby waive, with respect to ACSC, the requirement that such Subsidiary remain a wholly-owned Subsidiary (as provided for in the definition of Designated Subsidiary in Section 1.1 of the Credit Agreement) until completion of Step 9 of the reorganization transactions described in Schedule A to the December Request, it being understood that ACSC will cease to be a Designated Subsidiary on the date such Step 9 is completed and, from such date, its receivables and inventory will no longer be included in the Borrowing Base.

3.2	The Lenders hereby waive the requirement provided for in Section 2.2(b) of the Credit Agreement that Borrowings may be obtained under Facility B only to the extent that Facility A is fully used at the time of such Borrowing, it being understood that the Borrowers will use their best efforts to use Facility A in full before obtaining Borrowings under Facility B, provided, however, that for such purpose, any overdraft availability pursuant to Section 2.9 of the Credit Agreement will be deemed fully utilized and the Borrowers will be entitled to reserve a reasonable amount of availability for the issuance of additional Letters of Credit under Facility A pursuant to Section 5.1 of the Credit Agreement.
4.	Amendments to the Credit Agreement
4.1	A new Section 17.5 is added to the Credit Agreement by adding die following:

“17.5 Conversions of Borrowings under Facility B
(a)	From the next Business Day following the occurrence of the earlier of (i) the Facility B Maturity Date or (ii) the termination of the right of the Borrowers to use the Facilities pursuant to Section 16.2(a), the outstanding Borrowings under Facility B will automatically be converted into Borrowings under Facility A up to the then unused amount of Facility A.

(b)	For the purposes of such conversion, Prime Rate Loans, US Base Rate Loans, Acceptances, Libor Loans and Letters of Credit under Facility B will become, in the same order, Prime Rate Loans, US Base Rate Loans, Acceptances, Libor Loans and Letters of Credit under Facility A.”
5.	Conditions Precedent
This Agreement will become effective on the date (the “Effective Date”) on which the Agent will notify the Borrowers and the Lenders that this Agreement has been executed and that the Agent has received copies of the documents evidencing the authority of the persons acting on behalf of die Borrowers.
6.	Confirmation
The Borrowers represent to the Agent and the Lenders that this Agreement will not result in any Default.
7.	Fees and Expenses
The Borrowers agree to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and implementation and administration of this Agreement including the reasonable fees and expenses of counsel for the Agent.

8.	Counterparts
This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier will be effective as delivery of a manually executed counterpart of this Agreement.
9.	Governing Law
This Agreement is governed by, and construed in accordance with, the laws of the Province of Quebec and of the laws of Canada applicable therein.
IN WITNESS WHEREOF the parties have caused this Agreement to be duly executed as of the date and year first above written.

Abitibi-Consolidated Inc.

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Abitbi-Consolidated Company of Canada

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Canadian Imperial Bank of Commerce, as Agent

Per:	/s/ David Evelyn

David Evelyn Director

Per:	/s/ [UNREADABLE]

UNREADABLE Director

(the names and signatures of the Lenders are on the next pages)

Lenders

Canadian Imperial Bank of Commerce

Facility A: $90,440,000
Facility B: $35,467,000	Per: /s/ Mark Chandler
Mark Chandler
Executive Director

Total: $125,907,000	Per: /s/ [UNREADABLE]
[UNREADABLE] Executive Director

The Bank of Nova Scotia

Facility A: $82,960,000
Facility B: $32,533,000	Per: /s/ [UNREADABLE]

Total: $115,493,000	Per: /s/ [UNREADABLE]

Citibank, N.A., Canadian Branch

Facility A: $79,560,000
Facility B: $31,200,000	Per: /s/ [UNREADABLE]

Total: $110,760,000	Per:

Goldman Sachs Canada Credit Partners Co.

Facility A: $68,000,000	Per: /s/ [UNREADABLE]

Facility B: $26,667,000	Per: /s/ Pedro Ramirez
Pedro Ramirez Authorized Signatory

Total: $94,667,000

Lenders

CREDIT SUISSE, TORONTO BRANCH

Facility A: $54,400,000
Facility B: $21,333,000	Per: /s/ Alain Daoust
Alain Daoust Director

Total: $75,733,000	Per: /s/ Bruce F. Wernerly
Bruce F. Wernerly Director, CREDIT SUISSE TORONTO BRANCH

National Bank of Canada

Facility A: $51,000,000
Facility B: $20,000,000	Per:

Total: $71,000,000	Per:

The Toronto-Dominion Bank

Facility A: $34,000,000
Facility B: $13,333,000	Per:

Total: $47,333,000	Per:

ABN AMRO Bank N.V.

Facility A: $29,240,000
Facility B: $11,467,000	Per:

Total: $40,707,000	Per:

Export Development Canada

Facility A: $20,400,000
Facility B: $8,000,000	Per: /s/ MATTHEW [UNREADABLE]
MATTHEW [UNREADABLE]
ASSET MANAGER

Total: $28,400,000	Per: /s/ Howard Clysdale
Howard Clysdale
Portfolio Manager

The undersigned, as Designated Subsidiaries under the Credit Agreement, hereby agree with the terms of this Fifth Amending Agreement.

1508756 Ontario Inc.

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]

Abitibi Consolidated Sales Corporation

Per:	/s/ [UNREADABLE]

Per:	/s/ [UNREADABLE]